Exhibit 24

POWER OF ATTORNEY

I, the undersigned Director of Rockwell Collins, Inc., a Delaware corporation (the "Company"), hereby constitute ROBERT J. PERNA , PATRICK E. ALLEN and TATUM J. BUSE, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2014, and any amendments thereto.

Signature	Title	Date

/s/ Anthony J. Carbone	Non-Executive Chairman of the Board	November 18, 2014
Anthony J. Carbone

/s/ Robert K. Ortberg	Director, Chief Executive Officer and President	November 18, 2014
Robert K. Ortberg

/s/ Chris A Davis	Director	November 18, 2014
Chris A. Davis

/s/ Ralph E. Eberhart	Director	November 18, 2014
Ralph E. Eberhart

/s/ John A. Edwardson	Director	November 18, 2014
John A. Edwardson

/s/ David Lilley	Director	November 18, 2014
David Lilley

/s/ Andrew J. Policano	Director	November 18, 2014
Andrew J. Policano

/s/ Cheryl L. Shavers	Director	November 18, 2014
Cheryl L. Shavers

/s/ Jeffrey L. Turner	Director	November 18, 2014
Jeffrey L. Turner